UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Courthouse Plaza Northeast

Dayton, Ohio 45463

(former address)

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
333-133367	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2007, NewPage Holding Corporation and Stora Enso Oyj entered into a definitive agreement pursuant to which NewPage will acquire all of the equity of Stora Enso North America, Inc., the wholly-owned subsidiary of Stora Enso Oyj that manufactures paper in North America. Under the terms of the agreement, Stora Enso Oyj will receive approximately $1.5 billion in cash, a $200 million note and a 19.9% equity interest in the new company.

The transaction is subject to customary regulatory approvals and is expected to close during the first quarter of 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated September 21, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
	Jason W. Bixby		Jason W. Bixby
	Vice President and		Vice President and
	Chief Financial Officer		Chief Financial Officer
Date: September 25, 2007		Date: September 25, 2007

3